Exhibit 99.1

VIPER ENERGY PARTNERS LP, A SUBSIDIARY OF DIAMONDBACK ENERGY, INC., REPORTS FIRST QUARTER 2016 FINANCIAL AND OPERATING RESULTS

MIDLAND, Texas, May 3, 2016 (GLOBE NEWSWIRE) -- Viper Energy Partners LP (NASDAQ:VNOM) ("Viper" or the “Company”), a subsidiary of Diamondback Energy, Inc. (NASDAQ:FANG) ("Diamondback"), today announced financial and operating results for the first quarter ended March 31, 2016.

HIGHLIGHTS

•
The Board of Directors of Viper's general partner has declared a cash distribution for the three months ended March 31, 2016 of $0.149 per common unit, payable on May 23, 2016, to unitholders of record at the close of business on May 16, 2016.

•	First quarter 2016 production was 6,161 boe/d, up 27% from 4,844 boe/d in the first quarter of 2015.

•
During the first quarter of 2016, the operators of Viper’s Spanish Trail mineral interests brought online two gross horizontal wells, consisting of one Lower Spraberry and one Wolfcamp A completion. The operators of Viper's Spanish Trail acreage have built an inventory of over 20 drilled but uncompleted wells ("DUCs") as a result of low commodity prices during the first quarter of 2016.

“While completion activity on our Spanish Trail acreage slowed significantly during the first quarter of 2016, as commodity prices improve, we expect the operators will return to active development in the second half of this year, as we believe this acreage has some of the strongest returns in the Permian Basin. With over 20 DUCs on our Spanish Trail acreage, the operators of our minerals will be able to quickly accelerate production in an oil price recovery. However, we expect to see some lumpiness in production during the second quarter of 2016 before the effects of increased completion activity are felt in the second half of the year. Increased activity and improved commodity prices should directly translate into more cash available for distribution to unitholders. Viper does not have any hedges, lease operating expenses or capital expenditures. Furthermore, we continue to aggressively pursue accretive acquisitions of royalty interests in oil-weighted basins under active development by competent operators," stated Travis Stice, Chief Executive Officer of Viper's general partner.

PRODUCTION UPDATE
Production attributable to Viper’s mineral interests was 6,161 boe/d for the first quarter of 2016, up 27% from 4,844 boe/d for the first quarter of 2015.

FINANCIAL UPDATE
During the first quarter of 2016, the Company recorded an impairment charge of $26.0 million as a result of depressed commodity prices. Net loss for the quarter was $23.3 million and Adjusted EBITDA (as defined and reconciled below) was $12.2 million.

As of March 31, 2016, Viper had $43.0 million outstanding under its credit agreement. Subsequent to the end of the first quarter of 2016, the agent lender under the Company's revolving credit facility recommended a borrowing base change to $175 million from $200 million as a result of decreasing commodity prices.

FULL YEAR 2016 GUIDANCE
Below is Viper's full year 2016 guidance which was previously announced.

Viper Energy Partners

Total Net Production – MBoe/d	6.0 – 6.5

Unit costs ($/boe)
Lease Operating Expenses	n/a
Gathering & Transportation	$0.25-$0.50
DD&A	$14.00-$16.00
G&A
Cash G&A	$0.50-$1.50
Non-Cash Unit-Based Compensation	$2.00-$3.00

Production and Ad Valorem Taxes (% of Revenue) (a)	8%

Capital Budget ($ - Million)
2016 Capital Spend	n/a

(a)	Includes production taxes of 4.6% for crude oil and 7.5% for natural gas and NGLs and ad valorem taxes.
CONFERENCE CALL
Diamondback and Viper will host a joint conference call and webcast for investors and analysts to discuss their results for the first quarter of 2016 on Wednesday, May 4, 2016 at 9:00 a.m. CT. Participants should call (877) 440-7573 (United States/Canada) or (253) 237-1144 (International) and use the confirmation code 98468585. A telephonic replay will be available from 12:00 p.m. CT on Wednesday, May 4, 2016 through Monday, May 9, 2016 at 12:00 p.m. CT. To access the replay, call (855) 859-2056 (United States/Canada) or (404) 537-3406 (International) and enter confirmation code 98468585. A live broadcast of the earnings conference call will also be available via the internet at www.diamondbackenergy.com under the “Investor Relations” section of the site. A replay will also be available on the website following the call.

About Viper Energy Partners LP

Viper is a limited partnership formed by Diamondback to own, acquire and exploit oil and natural gas properties in North America, with a focus on the Permian Basin.

About Diamondback Energy, Inc.
Diamondback is an independent oil and natural gas company headquartered in Midland, Texas focused on the acquisition, development, exploration and exploitation of unconventional, onshore oil and natural gas reserves in the Permian Basin in West Texas. Diamondback's activities are primarily focused on the horizontal exploitation of multiple intervals within the Wolfcamp, Spraberry, Clearfork and Cline formations.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the federal securities laws. All statements, other than historical facts, that address activities that Viper assumes, plans, expects, believes, intends or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events. These forward-looking statements involve certain risks and uncertainties that could cause the results to differ materially from those expected by the management of Viper. Information concerning these risks and other factors can be found in Viper’s filings with the Securities and Exchange Commission, including its Forms 10-K, 10-Q and 8-K, which can be obtained free of charge on the Securities and Exchange Commission’s web site at http://www.sec.gov. Viper undertakes no obligation to update or revise any forward-looking statement.

Viper Energy Partners LP
Consolidated Statements of Operations
(unaudited, in thousands, except per unit data)

	Three Months Ended March 31,
	2016	2015

Operating income:
Royalty income	$14,086	$16,545
Lease bonus	108	—
Total operating income	14,194	16,545
Costs and expenses:
Production and ad valorem taxes	1,302	1,328
Gathering and transportation	86	—
Depletion	8,150	8,901
Impairment	26,011	—
General and administrative expenses	1,749	1,552
Total costs and expenses	37,298	11,781
Income (loss) from operations	(23,104)	4,764
Other income (expense):
Interest expense	(430)	(168)
Other income	199	486
Total other income (expense), net	(231)	318
Net income (loss)	$(23,335)	$5,082

Net income attributable to common limited partners per unit:
Basic and Diluted	$(0.29)	$0.06
Weighted average number of limited partner units outstanding:
Basic	79,726	79,708
Diluted	79,726	79,711

Viper Energy Partners LP
Selected Operating Data
(unaudited)

	Three Months Ended March 31,
	2016	2015
Production Data:
Oil (Bbls)	433,541	351,367
Natural gas (Mcf)	348,283	219,652
Natural gas liquids (Bbls)	69,103	48,000
Combined volumes(1)(2) (BOE)	560,691	435,975
Daily combined volumes (BOE/d)	6,161	4,844
% Oil	77%	81%

Average sales prices:
Oil, realized ($/Bbl)	$29.81	$44.21
Natural gas realized ($/Mcf)	1.76	2.59
Natural gas liquids ($/Bbl)	7.93	9.24
Average price realized ($/BOE)	25.12	37.95

Average Costs (per BOE)
Production and ad valorem taxes	$2.32	$3.05
Gathering and transportation expense	0.15	—
General and administrative - cash component	1.38	1.41
Total operating expense - cash	$3.85	$4.46

General and administrative - non-cash component	$1.74	$2.15
Interest expense	0.77	0.39
Depletion	14.54	20.42
Total expenses	$17.05	$22.96

(1)	Bbl equivalents are calculated using a conversion rate of six Mcf per one Bbl.

(2)	The volumes presented are based on actual results and are not calculated using the rounded numbers in the table above.

NON-GAAP FINANCIAL MEASURES
Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. Viper defines Adjusted EBITDA as net income (loss) plus interest expense, non-cash unit-based compensation expense, depletion and impairment. Adjusted EBITDA is not a measure of net income (loss) as determined by United States’ generally accepted accounting principles, or GAAP. Management believes Adjusted EBITDA is useful because it allows it to more effectively evaluate Viper’s operating performance and compare the results of its operations from period to period without regard to its financing methods or capital structure. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of Viper’s operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA. Viper defines cash available for distribution generally as an amount equal to its Adjusted EBITDA for the applicable quarter less cash needed for debt service and other contractual obligations and fixed charges and reserves for future operating or capital needs that the board of directors of Viper’s general partner may deem appropriate. Viper’s computations of Adjusted EBITDA and cash available for distribution may not be comparable to other similarly titled measures of other companies or to such measure in its credit facility or any of its other contracts.
The following tables present a reconciliation of the non-GAAP financial measures of Adjusted EBITDA and cash available for distribution to the GAAP financial measure of net income (loss).

Viper Energy Partners LP
(unaudited, in thousands, except per unit data)

	Three Months Ended March 31,
	2016	2015

Net income (loss)	$(23,335)	$5,082
Interest expense	430	168
Non-cash unit-based compensation expense	973	939
Depletion	8,150	8,901
Impairment	26,011	—
Adjusted EBITDA	$12,229	$15,090

Adjustments to reconcile Adjusted EBITDA to cash available for distribution:
Debt service, contractual obligations, fixed charges and reserves	(340)	(103)
Cash available for distribution	$11,889	$14,987

Limited Partner units outstanding	79,726	79,708

Cash available for distribution per limited partner unit	$0.149	0.19

Investor Contact:
Adam Lawlis
+1 432.221.7467
alawlis@viperenergy.com

Source: Viper Energy Partners LP; Diamondback Energy, Inc.